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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                 ____________________________________________
                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                October 7, 1997


                      SafeGuard Health Enterprises, Inc.
             ----------------------------------------------------
            (Exact Name of registrant as specified in its charter)



    Delaware                   0-12050                      52-1528581
----------------             -------------                ---------------
(State or other              (Commission                  (IRS Employer
jurisdiction of              File Number)                 Identification No.)
incorporation)


 505 North Euclid Street, P. O. Box 3210, Anaheim, California    92803-3210
 --------------------------------------------------------------------------
      (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (714) 778-1005
                                                         ------------------
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     Item 5.  Other Events

     On October 7, 1997, SafeGuard Health Enterprises, Inc., a Delaware corporation ("Enterprises" or the "Company"), announced that it had consummated a $32,500,000 private placement of eight (8) year Senior Notes. SBC Warburg Dillon Read Inc. acted as agent in connection with the placement. The Company will use the proceeds from the placement to repay all of its long-term indebtedness and for general corporate purposes. In addition, the Company also terminated its existing Credit Agreement with its existing lender.

     The terms of the agreement pursuant to which the Notes were issued contain, among other provisions, the interest rate of the notes, the final maturity date, and certain financial covenants, including net worth and debt covenants.

     Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits.

      Exhibit No.     Exhibit Description:

         99.1 Form of Note Purchase Agreement dated as of September 30, 1997, and Form of Promissory Note, without exhibits.

         99.2         Press Release dated October 7, 1997.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SAFEGUARD HEALTH ENTERPRISES, INC.


                                    By:   JOHN E. COX
                                       -------------------------------
                                          JOHN E. COX
                                          President and Chief Operating Officer


DATE: October 17, 1997              By:   RONALD I. BRENDZEL
                                       -------------------------------
                                          RONALD I. BRENDZEL
                                          Senior Vice President and Secretary

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